Exhibit 99.1

NOVAGOLD Reports 2017 Results as It Approaches Completion of Key Milestones in Permitting and Optimization of the Donlin Gold Project

The U.S. Army Corps of Engineers (the “Corps”), the lead Federal permitting agency, is finalizing the Donlin Gold Environmental Impact Statement (EIS) and expects to file the document in early 2018

Donlin Gold successfully completed the 2017 drill program as part of project optimization

With $84 million in cash and term deposits as of November 30, 2017, NOVAGOLD can complete permitting and planned project optimization work at Donlin Gold, as well as meet its other financial obligations

January 24, 2018 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE American: NG) today released its 2017 fourth quarter and year-end financial results and updates for its flagship Donlin Gold project in Alaska, which NOVAGOLD owns equally with Barrick Gold Corporation (“Barrick”) and its Galore Creek copper-gold-silver project in British Columbia, which NOVAGOLD owns equally with Teck Resources Ltd. (“Teck”).

Details of the financial results for the year ended November 30, 2017 are presented in the consolidated financial statements and annual report filed on Form 10-K with the SEC that is available on the Company's website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all resource and reserve estimates are shown on a 100% project basis.

In 2017, NOVAGOLD achieved the following milestones:

Permitting of Donlin Gold is nearing completion:

Donlin Gold and the cooperating agencies have supplied the Corps with all requested information in preparation for the final EIS, with the Record of Decision (ROD) to follow later this year
The Prevention of Significant Deterioration permit was issued by the Alaska State Department of Environmental Conservation, Division of Air Quality on June 30, 2017
Draft water discharge and integrated waste management permits were released for a 60-day public comment period on December 15, 2017
Other key State and Federal permits and approvals are scheduled to be finalized concurrently with or shortly after the Corps’ ROD in 2018

Donlin Gold completed the 2017 drill program in support of its optimization work:

The drill program took place from July to November 2017 to:
■	gather additional geochemical and structural data for targeted portions of the deposit, and
■	further strengthen understanding of the targeted mineralized zones
16 core drill holes were completed (7,040 meters) and samples are being assayed
Optimization work continued to be advanced with the objective of establishing opportunities for reducing the owners’ initial capital expenditures and enhancing the project’s execution plan

Community outreach efforts continued in both Alaska and Northern British Columbia:

Donlin Gold hosted project site tours to give key stakeholder representatives an opportunity to see the proposed development location first-hand and to ask questions
In collaboration with Calista Corporation and The Kuskokwim Corporation (TKC) (owners of the mineral and surface rights, respectively) Donlin Gold visited a number of villages across the Yukon-Kuskokwim (Y-K) region to meet with traditional village councils, residents and students
Donlin Gold volunteered and sponsored the Clothing Extravaganza in Bethel where clothing was collected and distributed to youth throughout the Y-K region
Donlin Gold proudly sponsored the RurAL CAP’s Elder/Foster Grandparent Program that supports Elders in the Y-K region as they work to increase children’s school readiness, connection to culture and academic achievement

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Galore Creek awarded bursaries for Tahltan First Nation members pursuing post-secondary education, including university and college programs, as well as accredited skills programs

President’s Message

Donlin Gold Project

Last year was pivotal for NOVAGOLD as the Company made significant progress toward completion of permitting and advancing project optimization for Donlin Gold. Our team worked tirelessly to provide the Corps with all the information required to complete the final EIS, secure the issuance of a number of major State permits and conduct a drill program in support of the ongoing optimization work. Although permitting may seem mundane, it requires an incredible effort and focus from everyone involved in this comprehensive six-year process. All of us have been motivated not only to make sure we successfully complete the permitting process for Donlin Gold, but to lay a solid foundation from which this one-of-kind project can be developed. Donlin Gold will be life-changing, not only for our Alaska Native Corporation partners but for all the people of the Y-K region. Our Native Corporation partners Calista Corporation and TKC, owners of Donlin Gold’s mineral and surface rights, will finally be in the position to realize the vision inherent in the Alaska Native Claims Settlement Act and participate in the development of a project which should serve as a source of sustainable prosperity for all native people of Alaska for many years to come.

The Corps is finishing its last revisions to the final EIS which it plans to publish in early 2018, followed by the issuance of a Record of Decision (ROD) in the second half of the year. We are looking forward to securing other key federal and state permits and approvals concurrently with or shortly after the Corps' ROD. The air pollution control permit was issued in June 2017, followed by the release of the draft water discharge and integrated waste management permits for comments in December 2017. By all accounts, permitting is advancing nicely toward completion in 2018.

Another key focus of 2017 was Donlin Gold’s optimization work which we advanced together with Barrick. One of the enhancements being explored is use of more selective mining practices to increase mined grade. We conducted a well thought-out drill program between July and November 2017. It consisted of 16 core holes with 7,040 total meters drilled. We collected geochemical and structural data for portions of the deposit which will further strengthen our understanding of targeted mineralized zones. Assaying of the drill core is ongoing and will be incorporated into the optimization work, which will determine the best path forward for the project. The owners retained an external engineering firm to help with the optimization work and look forward to updating the market on those efforts in 2018.

Our optimization efforts are well justified. Donlin Gold is a very special project. Its endowment of approximately 39,000,000 ounces of gold resources in the measured and indicated category and its average grade of 2.2 grams per tonne are unique in our industry. Moreover, with planned production averaging approximately 1,100,000 ounces of gold per year, Donlin Gold is expected to be in operation for over 27 years and most likely beyond considering the fact that the existing mine footprint covers only three kilometers of an eight-kilometer mineralized gold belt. We believe there is a lot more gold to be discovered at Donlin Gold. In an age of extreme geo-political uncertainty around the world, NOVAGOLD and Barrick are truly blessed to be advancing Donlin Gold and working in Alaska, a jurisdiction with a well-recognized culture and history of responsible mine development.

Galore Creek Project

In 2017, the focus at Galore Creek was on-site care and maintenance with the majority of the work conducted over the summer months. Approximately half of the employed workforce consisted of members of the Tahltan First Nation. Since our primary objective is advancement of the flagship Donlin Gold project, NOVAGOLD’s intention is to sell all or part of its 50% interest in Galore Creek and re-deploy the proceeds toward Donlin Gold. We want to make sure that the value we would receive for our interest in this large high-grade copper-gold project is reflective of its scarcity value. With escalating copper prices, there is a renewed interest in Galore Creek, a likely core asset for any major company.

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Stakeholder Engagement

We extensively supported the Donlin Gold and Galore Creek project teams in their community engagement efforts by participating in meetings, tours, events and activities in Southwest Alaska and Northern British Columbia. These commitments included several Donlin Gold site tours for key stakeholders in the Y-K region with Calista and TKC, our Native Corporation partners, village visits and presentations to traditional village councils, residents and students. In collaboration with TKC, Donlin Gold sponsored spill response training for local residents and heavy equipment training in one of the villages. Donlin Gold employees volunteered for and sponsored the Clothing Extravaganza in Bethel where clothing was collected and distributed to youth throughout the Y-K region. We proudly sponsored RurAL CAP’s Elder/Foster Grandparent Program that supports Elders in the Y-K region as they work to increase children’s school readiness, connection to culture and academic achievement. We participated in the Elder & Youth Conference and the Alaska Federation of Natives Convention in Anchorage. Donlin Gold also partnered with CISCO to offer information technology courses to youth in the Kuspuk School District. Galore Creek awarded bursaries for Tahltan First Nation members pursuing post-secondary education, including university and college programs, as well as accredited skills programs.

Maintaining frequent and consistent engagement with our shareholder base is also imperative in ensuring our success. As such, following the 2017 proxy season some members of our Board met with NOVAGOLD’s top institutional shareholders to discuss compensation and governance matters both generally and specific to the Company while maintaining a dialogue regarding changes to ensure effective management as the Company evolves.

Balance Sheet

We continued to prudently manage our treasury. With $84 million in cash and term deposits as of November 30, 2017, we have sufficient funds to complete permitting and planned project optimization work at Donlin Gold, as well as meet our other financial obligations.

With unique and high-quality deposits like Donlin Gold and Galore Creek located in top mining jurisdictions, coupled with the scarcity value of projects that have been de-risked, we believe NOVAGOLD will become one of the go-to gold stocks in the space. The progress to date is a testament to the engagement, trust, collaboration and support from our partners: Calista, TKC, Barrick, and Teck; the great work by the Company’s employees and the project teams at Donlin Gold and Galore Creek, as well as the government agencies in the regions where our projects are located. I’m thankful for the Board of Directors’ active engagement with our shareholders over the last year and their ongoing guidance that is key to our success.

Gregory A. Lang
President & CEO

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Financial Results

in thousands of U.S. dollars, except for per share amounts

	Year ended November 30, 2017 $	Year ended November 30, 2016 $
General and administrative expense (1)	20,802	20,179
Share of losses – Donlin Gold	11,219	8,819
Share of losses – Galore Creek	1,676	1,149
Total operating expenses	33,697	30,147

Loss from operations	(33,697)	(30,147)
Other expense	(4,587)	(3,422)
Income tax expense	(732)	(277)
Loss for the period	(39,016)	(33,846)
Loss per share, basic and diluted	(0.12)	(0.11)

	At November 30, 2017 $	At November 30, 2016 $
Cash and term deposits	83,954	105,274
Total assets	398,869	408,261
Total liabilities	114,840	107,998

(1) Includes share-based compensation expense of $10,294 and $10,263 for the year-ended November 30, 2017 and 2016, respectively.

For the year ended November 30, 2017, NOVAGOLD reported an increase in loss from operations of $3.6 million from $30.1 million in 2016 to $33.7 million in 2017. The increase resulted from the 2017 Donlin Gold drilling program ($3.3 million), increased care and maintenance activity at Galore Creek ($0.5 million), higher general and administrative costs ($0.6 million), partially offset by lower permitting costs at Donlin Gold ($0.9 million).

Net loss increased from $33.8 million ($0.11 per share – basic and diluted) in 2016 to $39.0 million ($0.12 per share – basic and diluted) in 2017. The $5.2 million increase resulted from the loss from operations ($3.6 million) and an increase in other expense ($1.2 million). Other expense increased due to higher interest expense on the Barrick promissory note ($0.7 million), foreign exchange movements ($0.7 million) and deferred income tax expense ($0.4 million) due to an increase in the British Columbia provincial income tax rate, partially offset by increased interest income on term deposits ($0.2 million).

Liquidity and Capital Resources

Spending for Donlin Gold and Galore Creek projects, along with general and administrative costs totaled $23.5 million in 2017, and was lower than our 2017 outlook of $27 million, mainly due to lower than expected permitting and optimization work expenditures at Donlin Gold. The net change in cash and term deposits was also favorably impacted by higher interest income and working capital changes, resulting in a net decrease in cash and term deposits of $21.3 million.

As previously acknowledged, we believe that our cash and term deposits are sufficient to cover the anticipated funding at the Donlin Gold and Galore Creek projects in addition to general and administrative costs through completion of permitting at the Donlin Gold project. The term deposits are denominated in U.S. dollars and held at two Canadian chartered banks.

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2018 Outlook

Similar to 2017, we anticipate a total budget of approximately $28 million in 2018, $14 million to fund our share of expenditures at the Donlin Gold project, which includes permitting costs of $9 million and project optimization work of $5 million, $3 million at the Galore Creek project and $11 million for general and administrative costs.

NOVAGOLD remains focused on five primary goals in 2018: advance the Donlin Gold project toward a construction/ production decision; maintain a favorable reputation of the Company and its projects among shareholders, Native entities and other stakeholders; promote a strong safety culture, maintain a zero lost time accident record at all project and office locations; and safeguard the treasury.

Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast to discuss these results will take place on January 25, 2018 at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

Webcast:	www.novagold.com/investors/events/
North American callers:	1-855-475-2134
International callers:	1-661-378-9964
Conference ID:	7065468

The webcast will be archived on NOVAGOLD’s website for one year. To request a transcript of the call, please email us at: info@novagold.com.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the permitting and development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated resource categories, inclusive of proven and probable reserves (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest grade, and most prospective known gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on permitting, optimization work, community outreach and workforce development in preparation for the construction and operation of this top tier asset. NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 Pre-Feasibility Study (as defined below), once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one mining jurisdiction. NOVAGOLD anticipates selling all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. With a strong balance sheet, NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

Scientific and Technical Information

Certain scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

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Certain scientific and technical information contained herein with respect to Galore Creek is derived from the technical report entitled "Galore Creek Project British Columbia NI 43-101 Technical Report on Pre-Feasibility Study" dated effective July 27, 2011 (the "2011 Pre-Feasibility Study"). The Qualified Persons responsible for the preparation of the independent technical report are Greg Kulla, P. Geo., Principal Geologist (AMEC Americas Limited), and Jay Melnyk, P. Eng. (AMEC Americas Limited), each of whom are independent "qualified persons" as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved the scientific and technical information related to the Donlin Gold and Galore Creek projects contained in this press release.

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Senior Stakeholder Relations Specialist

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of Donlin Gold, statements relating to NOVAGOLD’s future operating and financial performance, outlook, production estimates, and the potential sale of all or part of NOVAGOLD’s interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. These forward-looking statements may include statements regarding the 2018 outlook; exploration potential of Donlin Gold; mine life and production estimates at Donlin Gold; perceived merit of properties; anticipated permitting timeframes; exploration results and budgets; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the need to obtain permits and governmental approvals; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties, respectively; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2017 with the United States Securities and Exchange Commission, Canadian securities regulators, and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of “measured” or “indicated resources” will ever be converted into “reserves”. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Neither Donlin Gold nor Galore Creek have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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